                        $______________________________

                         ABN AMRO MORTGAGE CORPORATION

                             MORTGAGE PASS-THROUGH
                    CERTIFICATES, CLASS A-__ and CLASS A-__
                                 SERIES [199__]


                         FORM OF UNDERWRITING AGREEMENT
                         ------------------------------

                                                            _____________, 199__



c/o __________________________
     __________________________
     __________________________

Dear Sirs:

     1. ABN AMRO Mortgage Corporation, a Delaware corporation (the "Company"), proposes to issue and sell certificates entitled "Mortgage Pass-Through Certificates, Class A-__, Series 199__-__" [Initial Pass-Through Rate (subject to Adjustment)] (the "Class A-__ Certificates") and certificates entitled "Mortgage Pass-Through Certificates, Class A-_, Series 199__-__" [Initial Pass-Through Rate (subject to Adjustment)] (the "Class A-_ Certificates" and, together with the Class A-__ Certificates, the "Class A Certificates") to you [acting as representative of the] [as] underwriters (the "Underwriters"). The Class A Certificates will evidence fractional undivided interests in a pool (the "Pool") of mortgage loans (the "Mortgage Loans") and mortgage certificates (the "Mortgage Certificates"). The Pool consists of Mortgage Loans with principal balances aggregating approximately $___________ as of the close of business on __________ 199__ (the "Cut-off Date") and the Class A Certificates in the aggregate represent a ___% fractional undivided interest in the Pool equal to approximately $___________ of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. Simultaneously with the sale of the Class A Certificates to the Underwriters, the Company will sell and transfer to the Trustee referred to below the Mortgage Loans and other property related thereto as described in the Pooling and Servicing Agreement (as defined herein) (collectively, the "Trust Fund") [and shall sell and transfer to a separate trust (the "Reserve Fund") the Initial Deposit and the right to certain additional amounts to be contributed to the Reserve Fund pursuant to the terms of the Pooling and Servicing Agreement.] The Underwriters intend to purchase pursuant to the terms and conditions hereof the Class [A] Certificates evidencing an interest in the Trust Fund [and the Reserve Fund] and agree that the Class A Certificates do not represent an interest in or debt obligation of the Company. Simultaneously with the issuance and sale of the Class [A] Certificates as contemplated herein the Company will issue certificates entitled "Mortgage Pass-Through Certificates, Class B-_, Series 199__-__ [Initial Pass-Through Rate (subject to Adjustment)] (the "Class B-_ Certificates") and certificates entitled "Mortgage Pass-Through Certificates, Class B-_, Series 199__-__ [Initial Pass-Through Rate (subject to Adjustment)] (the "Class B-__ Certificates" and, together with the Class B-_ Certificates, the "Class B Certificates" and the Class B Certificates, together with the Class A Certificates, the "Certificates") evidencing an undivided interest in the Pool of Mortgage Loans, payments in respect of which are, to the extent specified in the Pooling and Servicing Agreement, subordinated to the rights of the holders of the Class A Certificates. The Class B Certificates in the aggregate represent a __% fractional undivided interest in the Pool equal to approximately $_____________ of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Certificates are to be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of __________, 199__ between the Company, as Depositor, [LaSalle Home Mortgage Corporation], as Master Servicer (the "Master Servicer") and, [LaSalle National Bank], as Trustee (the "Trustee"), in denominations of $____________ and integral multiples of $_____________ in excess thereof [and, if necessary, one odd denomination Class A Certificate]. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

     2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) A registration statement [and Amendment No.___] (No. 333-42127), including a prospectus, relating to the Certificates and additional series of mortgage pass-through certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "Commission") and delivered to each Underwriter and has become effective. Such registration statement as amended [by Amendment No.___] thereto at the time when it became effective is hereinafter referred to as the "Registration Statement," and such prospectus constituting a part thereof, and as amended through the date hereof, is hereinafter referred to as the "Shelf Prospectus"; the supplement to the Shelf Prospectus dated _______________ relating to the offering of the Certificates is hereinafter referred to as the "Prospectus Supplement"; the Shelf Prospectus as supplemented by the Prospectus Supplement is hereinafter referred to as the "Prospectus"; and any supplement to the Shelf Prospectus prepared with respect to the offering after the date hereof of other series of certificates under the Registration Statement shall not be deemed to have supplemented the Prospectus.

          (b) When the Registration Statement and any amendments thereto became effective, the Registration Statement and the Shelf Prospectus conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission, and neither of such documents included or on the Closing Date referred to below will include any untrue statement of a material fact or omitted or at any time through the Closing Date will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in either of such documents based upon written information furnished to the Company by you specifically for use therein.

          (c) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as presently conducted by it, and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Certificates and is duly qualified as a foreign corporation in good standing in all other jurisdictions in which its activities as depositor of the Mortgage Loans requires such qualification.

          (d) This Agreement has been duly authorized, executed and delivered by the Company, and the Pooling and Servicing Agreement will, at the Closing Date, have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by the Underwriters, this Agreement constitutes and the Pooling and Servicing Agreement when duly authorized, executed and delivered by the Trustee will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles and except to the extent that the indemnification or waiver provisions of this Agreement may be unenforceable under applicable law.

          (e) The Certificates will conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus and the Certificates will be duly and validly authorized and, when duly and validly executed by the Trustee and delivered in accordance with the Pooling and Servicing Agreement and, in the case of the Class [A] Certificates, delivered to and paid for by the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

          (f) The Class [A] Certificates will, when issued pursuant to the Pooling and Servicing Agreement, be "mortgage related securities" as such term is defined in Section 3(a) (41) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          [(g) Immediately upon transfer of the Initial Deposit to the Trustee and execution of the Pooling and Servicing Agreement, the Reserve Fund will be an express trust established by the Company in accordance with the Pooling and Servicing Agreement and a UCC-1 financing statement in respect of the Initial Deposit and the Reserve Fund naming the Company as debtor and the Trustee for the benefit of the holders of the Certificates as secured party has been or on the Closing Date will have been filed in the office of the Secretary of

State of the State of [___________________] and, upon the purchase by you of the Class [A] Certificates in the manner contemplated by this Agreement, the Trustee for the benefit of the holders of the Certificates will on the date thereof have a perfected security interest of first priority under the [________________] Uniform Commercial Code ("UCC") in the Reserve Fund.]

          (h) The issuance, delivery, sale, purchase or retention of the Certificates by the Company, the consummation of any other of the transactions herein contemplated, and the fulfillment of the terms of the Certificates, the Pooling and Servicing Agreement or this Agreement, will not conflict with or result in the breach of any of the terms or provisions of the charter or by-laws of the Company, and the Company is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company or its property is bound or to which any of the property or assets of the Company is subject, or (ii) any law, decree, order, rule or regulation applicable to the Company of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company or its properties, the default in or the breach or violation of which would have a material adverse effect on the Company or the ability of the Company to perform its obligations under the Pooling and Servicing Agreement or the Certificates nor will the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms of the Certificates, the Pooling and Servicing Agreement or this Agreement result in such a breach, violation or default which would have such a materially adverse effect.

          (i) No consent, approval, authorization, order, registration or qualification of or with any United States or Illinois court or governmental agency or body, including the Commission, is required for the solicitation of offers to purchase Certificates and the issue and sale of the Certificates or the consummation by the Company of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws, or state banking laws (other than those of the State of Illinois), in connection with the purchase of the Class [A] Certificates by the Underwriters.

          (j) Under generally accepted accounting principles, the Company will report its transfer of the Mortgage Loans to the Trustee, on behalf of the Certificateholders, pursuant hereto, as a sale of the interest in the Mortgage Loans represented by the Class [A] Certificates. [The Company also will so report the transfer in all financial statements and reports filed with governmental entities.] For federal income tax purposes, the Company will treat the transfer of the Mortgage Loans to the Trustee as a sale of the interest in the Mortgage Loans represented by the Class [A] Certificates and an exchange of the remaining interest in the Mortgage Loans for the Class B Certificates.

          (k) There are no actions, proceedings or investigations pending against the Company, or to the knowledge of the Company, threatened against the Company, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement, or (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement or the Certificates.

          (l) Except as otherwise previously disclosed to you in writing, or otherwise disclosed in public documents prepared by the Company, there has not been any material adverse change or development involving a prospective material adverse change in the business, financial condition, properties, prospects, results of operations or assets of the Company [since ________________ 199__] [other than as disclosed in the Prospectus].

          [(m) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding agreement of the Company enforceable against Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles [or the rights of creditors of federal savings bank deposit accounts of which are insured by the FSLIC (as defined below)] and except to the extent that the indemnification or waiver provisions of the Pooling and Servicing Agreement may be unenforceable under applicable law).]

          [(n) At the time of Delivery, any [Pool Insurance and any Special Hazard Insurance Policy] described in the Prospectus will have been duly and validly authorized, executed and delivered by, and will constitute legal, valid and binding obligations of, [the Pool Insurer and the Special Hazard Insurer], as the case may be.]

          [(o) The [Trust Fund], as more fully described in the Pooling and Servicing Agreement, will constitute a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the Regular Certificates will be treated for federal income tax purposes as regular interests in a REMIC within the meaning of Section 860G(a)(1) of the Code.]

          (p) Any taxes, fees or other governmental charges that are assessed and due in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Class [A] Certificates have been paid at or prior to the Closing Date.

          (q) The Trust Fund is not required to be registered under the provisions of the Investment Company Act of 1940, as amended.

     Any certificate signed by the Chairman of the Board, the President or a Vice President or the Secretary of the Company and delivered to you or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and a warranty by the Company as to the matters covered thereby.

     3. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter[s], and the Underwriter[s] agree[s] [severally and not jointly] to purchase from the Company, [all of the] [Class [A] Certificates evidencing the respective principal balances of the Mortgage Loans on the Cut-off Date set forth below opposite the names of the Underwriters] at the applicable purchase prices of (a) such principal balances, plus (b) accrued interest on the Class [A] Certificates at the initial Pass-Through Rate set forth on the cover page of the Prospectus from _______________, 199__ to the Closing Date.

                   Approximate
                    Principal
                    Amount of       Purchase
                    Class [A]       Price to
[Underwriters      Certificates   Underwriters   Class
----------------   ------------   ------------   -----

_________________]


     The Company will deliver such Class [A] Certificates to [you] [for the accounts of the Underwriters] at the office of __________ or its agent in [New York, New York] against payment of the purchase price by check or wire transfer of immediately available Federal Funds to the Company, at 10:00 a.m., Chicago time, on ____________ 199__, or at such other time and date not later than seven full Business Days thereafter as you and the Company determine, such time and date being herein referred to as the "Closing Date." The Certificates so to be delivered will be in [definitive fully registered form] [definitive form registered in the name of Cede & Co., as nominee of The Depositary Trust Company, and] in such denominations and registered in such names as you request (not less than two full Business Days prior to the Closing Date) [, and will be made available for checking and packaging at the above office of _____________________ or its agent at least 24 hours prior to the Closing Date].

     4. After the execution of this Agreement the Underwriters propose to offer the Certificates for sale to the public upon the terms and conditions as set forth in the Prospectus.

     5.   The Company agrees with the several Underwriters that:

          (a) Immediately following the execution of this Agreement, the Company will prepare the Prospectus Supplement setting forth the principal amount of Certificates covered thereby and the terms thereof not otherwise specified in Shelf Prospectus, the initial public offering price at which the Certificates are to be purchased by the Underwriter[s] from the Company, the selling concessions and reallowance, if any, and such other information as the Underwriter[s] and the Company deem appropriate in connection with the offering of the Certificates, but the Company will not file any amendments to the Registration Statement as in effect with respect to the Certificates, or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriter[s]. The Company will immediately advise you by telephone, confirming such advice in writing, (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (ii) a request by the Commission for amending or supplementing or for additional information, and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or blue sky laws, as soon as the Company is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting if issued.

          (b) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. In case the Underwriters are required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company will, upon the Underwriters' request, furnish such Underwriters with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act. The Underwriters agree to use the Prospectus, as amended and supplemented from time to time, in lieu of the Prospectus theretofore in effect.

          (c) The Company will furnish to you copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

          (d) The Company will cooperate, when and if requested by you, in the qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution of the Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          (e) So long as the Certificates are outstanding, the Company will furnish to you, upon request, (i) as soon as available, copies of the annual independent public accountants' servicing report furnished to the Trustee pursuant to Section 3.11 of the Pooling and Servicing Agreement and copies of each report of the Company regarding the Certificates filed with the Commission under the Exchange Act or mailed to the holders of the Certificates, and (ii) from time to time, such other information concerning the Certificates as you may reasonably request.

          (f) Commencing on the date hereof and continuing through the Closing Date, the Company will not, without your prior written consent, offer, sell or contract to sell, or announce the offering of, in a public transaction, any other series of Certificates to be issued under the Registration Statement representing interests with similar terms to be sold [principally to [institutional] [retail] investors] [for a period of __ [business] days].

     6. The Company covenants and agrees with the Underwriters that the Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any out-of-pocket expenses (including fees and disbursements of their counsel) incurred by them in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as you may reasonably designate and the printing of memoranda relating thereto, for any fees charged by such investment rating agencies as are approved by the Company for the rating of the Certificates and, to the extent previously agreed upon with you, for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

     7. The obligations of the several Underwriters to purchase and pay for the Certificates will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein, to the accuracy in all material respects of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions precedent:

          (a) On or prior to the date hereof and on the Closing Date, the Underwriters shall have received a letter, dated the date hereof and the Closing Date, of [insert name of independent accountants], in form and substance previously agreed upon by you.

          (b) The Registration Statement shall have become effective and all actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Certificates shall have been duly taken or made; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall have not occurred any of the following:
(i) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal, New York or Illinois authorities; or (iii) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Certificates.

          (d)  The representations and warranties of the Company contained in
Section 2 hereof and, to the extent that they are not limited by their express terms, those in Section 2.3 of the Pooling and Servicing Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date, and the Company shall have delivered to you a certificate, dated the Closing Date, of the President, a Vice President or a Secretary to the effect that each signer of such certificate has carefully examined this Agreement, the Pooling and Servicing Agreement and the Prospectus and that to the best of his knowledge:
(i) the representations and warranties of the Company in this Agreement and, to the extent that they are not limited by their express terms, those in Section
2.03 of the Pooling and Servicing Agreement are true and correct in all material respects at and as of the Closing Date, with the same effect as if made at the Closing Date, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iii) nothing has come to his attention that would lead him to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          [(e) You shall have received from _____________, [in-house] counsel of the Company [or any of its Affiliates], an opinion dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters to the effect that:

               (i) The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its business as presently conducted by it and to enter into and perform its obligations under this Agreement and the Certificates, and is duly qualified to do business as a foreign corporation in all jurisdictions in which its activities under the Pooling and Servicing Agreement requires such qualification.

               (ii) This Agreement has been duly and validly authorized, executed and delivered by the Company.

              (iii) The Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Trustee and the Master Servicer, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights generally or the rights of creditors of federal savings banks deposit accounts of which are insured by the Federal Savings and Loan Insurance Corporation (the "FSLIC") and except that no opinion need be expressed as to the availability of equitable remedies whether brought at law or in equity.

              (iv) Neither the issuance and sale of the Certificates, nor the fulfillment of the terms of the Certificates, the Pooling and Servicing Agreement or this Agreement will result in a breach of the charter or by-laws of the Company or result in a material breach or violation of any statute, order or regulation or order known to such counsel presently applicable to the Company.

               (v) To the best knowledge of such counsel, after due inquiry, neither the issuance, delivery, sale, purchase or retention of the Certificates by the Company, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms of the Certificates, the Pooling and Servicing Agreement or this Agreement, will conflict with or result in the breach of any term or provision of the charter or by-laws of the Company, and the Company is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other agreement, obligation or instrument to which the Company is a party or by which it or its property is bound or affected, or (ii) any law, decree, order, rule or regulation applicable to the Company of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company or its properties, the default in or the breach or violation of which would have a material adverse effect on the Company or the ability of the Company to perform its obligations under the Pooling and Servicing Agreement or the Certificates nor will the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms of the Certificates, the Pooling and Servicing Agreement or this Agreement result in such a breach, violation or default which would have such a materially adverse effect.

               (vi) To the best knowledge of such counsel, after due inquiry, there are no actions, proceedings or investigations pending against the Company, or threatened against the Company, before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Certificates,
     (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the

     Pooling and Servicing Agreement, or (C) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement or the Certificates.

          [(f) You shall have received from __________, [in-house] counsel of the Master Servicer [or any of its Affiliates], an opinion dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters to the effect that:

              (i) The Master Servicer has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the performance under its Pooling and Servicing Agreement would require such qualification; the Master Servicer holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus; and the Master Servicer has the corporate power and authority to own its properties and conduct its business as described in the Prospectus.

             (ii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Master Servicer and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Master Servicer in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws relating to or affecting creditors' rights generally from time to time in effect or the rights of creditors of federal savings banks deposit accounts of which are insured by the Federal Savings and Loan Insurance Corporation (the "FSLIC") and except that no opinion need be expressed as to the availability of equitable remedies whether brought at law or in equity).

          (g) You shall have received from Mayer, Brown & Platt, counsel for the Company, an opinion, dated the Closing Date and in form satisfactory to the Underwriters and counsel to the Underwriters, to the effect that:

               (i) The Certificates have been duly and validly authorized by the Company and, when the Certificates have been duly and validly executed and delivered by the Trustee as specified in the Pooling and Servicing Agreement and when the Class [A] Certificates have been delivered to and paid for by the Underwriters pursuant to this Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

              (ii) No consent, approval, authorization, order, registration or qualification of or with any federal court or federal supervisory, regulatory, administrative or governmental agency, body or authority is required under federal law in connection with the transactions contemplated in this Agreement, except such as have been given or received or except as to any requirement under the securities or blue sky laws of any jurisdiction in connection with the underwriting of the Class [A] Certificates.

               (iii) Assuming that the Class [A] Certificates shall be rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, such Class [A] Certificates at the time of issuance will be "mortgage related securities" as such term is defined in Section 3(a)(41) of the Exchange Act.

               (iv) To the best knowledge of such counsel, after due inquiry, neither the execution and delivery of this Agreement or the Pooling and Servicing Agreement, the issuance or sale of the Certificates nor the transfer of the Mortgage Loans to the Trustee or the consummation of any other of the transactions contemplated therein nor the fulfillment of the terms thereof will violate any federal law, decree, order, rule or regulation presently applicable to the Company of any court or supervisory, regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Company, or its properties, the violation of which would have a material adverse effect on the Certificates or the Company and its subsidiaries taken as a whole.

               (v) The Registration Statement has become effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto relating to the Certificates, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations under the Act.

               (vi) The statements in the Shelf Prospectus as amended, modified or supplemented in the Prospectus Supplement under the heading "Description of the Certificates," insofar as they constitute summaries of certain provisions of the Certificates and the Pooling and Servicing Agreement, summarize fairly such provisions.

               (vii) The statements in the Shelf Prospectus as amended, modified or supplemented in the Prospectus Supplement under the heading "Certain Legal Aspects of the Mortgage Loans," "ERISA Considerations" and "Certain Federal Income Tax Consequences," insofar as they describe federal statutes and regulations, have been prepared or reviewed by such counsel, and such statements fairly summarize such statutes and regulations.

               (viii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as now in effect, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

               [(ix) The [Trust Fund], as more fully described in the Pooling and Servicing Agreement, will constitute a REMIC within the meaning of
     Section 860D(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the Regular Certificates will be treated for federal income tax purposes as regular interests in a REMIC within the meaning of Section 860G(a)(1) of the Code.]

          (h) You shall have received from ______________________________, counsel for the Underwriter[s] such opinion or opinions, dated the Closing Date for such Certificates, with respect to the organization of the Company, the validity of the Certificates, the Registration Statement, the Prospectus, the Pooling and Servicing Agreement and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          [(i) You shall have received from Mayer, Brown & Platt a letter dated the Closing Date stating that nothing has come to their attention which leads them to believe that:

               (a) the Registration Statement at the time it became effective (except as to the financial statements and notes thereto and related schedules and other financial and statistical data included therein, as to which such counsel need make no comment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus as of the date thereof or as of the Closing Date (except as to the financial statements and notes thereto and related schedules and other financial and statistical data included therein, as to which such counsel need make no comment) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstance under which they were made, not misleading.]

          (j) You shall have received from Mayer, Brown & Platt, counsel for the Company, an opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters, to the effect that the Trustee will have for the benefit of the Class [A] Certificateholders a valid and perfected security interest in the [Initial Deposit and the Reserve Fund] of the first priority under the UCC and no other action or filing need be taken in order to perfect such interest, which may be satisfied pursuant to paragraph (k) of this Section 7 below.

          [(k) To the extent Mortgage Pool information is to be supplied pursuant to a Form 8-K, you shall have received on the Closing Date a letter dated the Closing Date of [insert name of independent accountants], in the form and substance previously agreed upon by you.]

          [(l) The Reserve Fund shall have been established by the Company with the Trustee and the Initial Deposit shall have been made therein as contemplated by the Pooling and Servicing Agreement.]

          (m) The Class [A] Certificates shall have been rated [[one of the two highest rating categories] by Moody's Investors Service and [one of the two highest rating categories] by Standard & Poor's Corporation].

          (n) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to you and your counsel, and you and your counsel shall have received such information, certificates and documents as you or they may reasonably request.

          (o) The Trustee shall have furnished the Underwriters and their counsel an opinion of counsel for the Trustee dated the Closing Date, in a form satisfactory to the Underwriters and their counsel, to the effect that:

               (i) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a valid and binding obligation of the Trustee, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

              (ii) The Trustee has full power, authority and legal right to execute and deliver and to perform and observe the provisions of the Pooling and Servicing Agreement and to carry out the transactions contemplated in the Pooling and Servicing Agreement.

             (iii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority that, if adversely decided, would materially and adversely affect the Trustee's ability to carry out the transactions contemplated in the Pooling and Servicing Agreement.

              (iv) No consent, approval or authorization of, or registration, declaration or filing with, any court or government agency is required for the execution, delivery or performance by the Trustee of the Pooling and Servicing Agreement.

               (v) The Certificates have been duly authenticated and delivered by the Trustee.

     8. (a) The Company will indemnify and hold harmless [each] [the] Underwriter against any losses, claims, damages or liabilities, [joint or several,] to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse [each] [such] Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein. The foregoing indemnity with respect to any untrue statement contained in, or any omission from, the Prospectus (or the Prospectus as amended or supplemented) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Certificates which are the subject thereof if the Company delivers proof that such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Certificates to such person.

          (b) [Each] [The] Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Certificates to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Certificates and not joint.

          (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     [9. (a) If any Underwriter shall default in its obligation to purchase the Certificates which it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Certificates on the terms contained herein. If within thirty-six hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Certificates, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Certificates on such terms. In the event that, within the respective prescribed period, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Certificates, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Certificates, the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date of such Certificates for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Certificates.]

          (b) If, after giving effect to any arrangements for the purchase of the Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of such Certificates which remains unpurchased does not exceed [one-eleventh] of the aggregate principal amount of all the Certificates being sold hereunder, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Certificates which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Certificates which such Underwriter agreed to purchase hereunder) of Certificates of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of Certificates which remains unpurchased exceeds [one-eleventh] of the aggregate principal amount of all the Certificates being sold hereunder, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Certificates of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements by the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, and will survive delivery of and payment for the Certificates.

     11. If for any reason the purchase of the Certificates by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6, and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect. If the purchase of the Certificates by the Underwriters is not consummated for any reason other than because of a default by the Underwriters under the circumstances contemplated in [Section 9 or a failure to satisfy the conditions to closing by virtue of Section 7(e)], the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Class [A] Certificates.

     12. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you, c/o _______________________ New York, New York______, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at ABN AMRO Mortgage Corporation,

181 West Madison Street, Suite 3250, Chicago, IL 60602 Attention: Maria Fregosi -- Director -- ABN AMRO Mortgage Operations.

     13. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

     14. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     15. Any action under this Agreement taken by you jointly or by _______________ will be binding upon all Underwriters.

     16. The Company authorizes the Underwriters, all members of any selling group which may be formed in connection with the distribution of the Certificates and all dealers to whom any of the Certificates may be sold by the Underwriters or by members of any selling group, to use in connection with the sale of the Certificates, the Prospectus, the Pooling and Servicing Agreement and the Certificates referred to in this Agreement.

     17. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                              Very truly yours,

                              ABN AMRO MORTGAGE CORPORATION

                              By:_______________________________
                              Name:_____________________________
                              Title:______________________________


Accepted as of the date hereof:

_________________________
[For itself and on behalf of
the other Underwriters
identified in ______________.]

By:_______________________
Name:_____________________
Title:______________________